Exhibit (j)


                 Consent of Independent Registered Public Accounting Firm

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated August 27, 2018 with respect to the financial statements of AB Concentrated Growth Fund, AB Select US Equity Portfolio, AB Select US Long/Short Portfolio, AB Global Core Equity Portfolio, AB International Strategic Core Portfolio, and AB Concentrated International Growth Portfolio, six of the portfolios constituting AB Cap Fund, Inc., for the fiscal year ended June 30, 2018, and dated September 26, 2018 with respect to the financial statements of AB Small Cap Growth Portfolio, one of the portfolios constituting AB Cap Fund, Inc., for the fiscal year ended July 31, 2018, which are incorporated by reference in this Post-Effective Amendment No. 259 to the Registration Statement (Form N-1A No. 2-29901) of AB Cap Fund, Inc.

                                                       /s/ ERNST & YOUNG LLP



New York, New York
October 25, 2018